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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cornerstone Imaging, Inc., on Form S-8, of our reports dated January 31, 1998 on our audits of the financial statements and financial statement schedule of Cornerstone Imaging, Inc. as of December 31, 1997, and for each of the three years in the period ended December 31, 1997, appearing in the 1997 Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLC
San Jose, California
August 4, 1998